Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

First United Corporation

Oakland, Maryland

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of First United Corporation of our report dated March 9, 2016, relating to the consolidated financial statements of First United Corporation, which appears in the Annual Report of First United Corporation on Form 10-K for the year ended December 31, 2015.

We also consent to the reference to us under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Baker Tilly Virchow Krause, LLP

Pittsburgh, Pennsylvania

November 7, 2016